Exhibit 32.2:  Certification of Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. 1350

I, Gordon A. Milne, Executive Vice President, Chief Financial Officer and Chief Accounting Officer (principal financial officer) of The Ryland Group, Inc., (the “registrant”), certify, to the best of my knowledge, based upon a review of the quarterly report on Form 10-Q for the period ended March 31, 2015, of the registrant (the “Report”), that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Exchange Act, as amended; and

(2)	The information contained and incorporated by reference in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Gordon A. Milne
Gordon A. Milne
April 28, 2015